Exhibit 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Closes NMG Ohio Transaction and Provides Corporate Update

VANCOUVER, B.C., CANADA (October 22, 2020) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a debt free multi-state operator focused on limited license markets, is pleased to report the closing of the acquisition of the remaining 70% interest in NMG Ohio LLC (“NMG Ohio”), which included the transfer of a dispensary license for the Clubhouse Dispensary in Elyria, Ohio to our wholly owned subsidiary, NMG OH 1, LLC, as well ownership of a provisional production license.  As a result of the closing of this acquisition, the Company now indirectly owns 100% of NMG Ohio.

BaM’s real estate and development team were instrumental in winning the Ohio licenses as well as design and construction of the Clubhouse dispensary. The Company has been managing the dispensary since opening in February 2019 and is excited to complete the transaction for 100% ownership based on transfer of the dispensary license. “Our team is focused on providing knowledgeable information to our patients in the expanding Ohio market and we look forward to completing the transition to a Body and Mind branded location,” stated Michael Mills, CEO of Body and Mind.

Nevada Medical Group LLC (“NMG Nevada”), a wholly owned subsidiary of the Company, which previously held a 30% interest in NMG Ohio, has now acquired 100% ownership of NMG Ohio (the “Transaction”) for consideration of USD$3,150,000 (the “Consideration”), which was comprised of 50% in cash and 50% in shares of common stock (“Common Shares”) of the Company as follows:

CASH PAYMENTS

1.

USD$1,181,250 was paid on the execution of the Membership Interest Purchase Agreement and the related Distribution Agreement (collectively, the “Definitive Agreement”) on January 31, 2019 (“Effective Date”); and

2.	USD$393,750 has been paid pursuant to the Definitive Agreement on closing.

COMMON SHARE ISSUANCES

1.	2,380,398 Common Shares at a deemed price of CAD$0.66 per share were issued pursuant to the Definitive Agreement on the Effective Date; and
2.	793,466 Common Shares at a deemed price of CAD$0.66 per shares were issued on October 21, 2020.

The Company has become aware of a complaint for disciplinary action by the Cannabis Compliance Board (the “CCB”) with respect to Nevada Medical Group, LLC (“NMG”), the Company’s Nevada operating subsidiary (the “Complaint”). The Complaint alleges that certain employees were on-site without valid agent cards and, additionally, the failure to maintain security measures restricting access to the establishment building. The disciplinary action sought includes fines as well as license termination. Nevada Medical Group will continue to operate without interruption while fully cooperating with the investigation.  NMG will contest or resolve the Complaint through the prescribed legal process mandated by the CCB. NMG appreciates the CCB’s determination to make Nevada’s nascent cannabis industry the gold standard for the country. It is imperative for businesses and regulators to be committed to the integrity of the regulated marketplace.

About Body and Mind Inc.

BaM is a debt free publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Instagram: @bodyandmindBaM
Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills
President and CEO
Tel: 800-361-6312
ir@bamcannabis.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.